SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

ITEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 10, 2016, ITEX Corporation (“ITEX”) reported it was awarded damages of $5.23 million, plus costs, against Global Links Corporation and BXI Trade Exchange, Inc. (the “Global parties”). The arbitration decision and award was a result of the breach of certain terms of a September 2015 settlement agreement between ITEX and the Global parties.

The Arbitrator found that the Global parties continued to use statements and logos which misled customers into thinking they were a successor-in-interest to the original BXI business which was acquired by ITEX in 2005 ─ when in fact, the Global parties are unrelated to the original BXI business.

The Arbitrator concluded that the actions by the Global parties constituted “pervasive, deliberate, intentional and ongoing conduct” in breach of the settlement agreement, and was likely to cause customer confusion and harm ITEX’s reputation and goodwill.

ITEX intends to take all actions necessary or appropriate to enforce the award. The award will not be reflected in ITEX’s financial statements until any collection results are realized.

The information disclosed under this Item 7.01 is being furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: June 10, 2016	By:	/s/ Steven White
Steven White
Chief Executive Officer